Exhibit 99.1

Jerrick Secures $2,025,525 in Funding Led by Mark Standish, Former Co-CEO of RBC Capital Markets, and Other Key Current Investors

New York, NY – May 7, 2019 – Jerrick Media Holdings, Inc., (OTCQB: JMDA) (the “Company” or “Jerrick”), a technology company and the creator of Vocal, today announced the closing of its offering of one-year, 10% Convertible Promissory Notes (the “Notes”), securing gross proceeds totaling $2,025,525 in a non-brokered financing. The current aggregate amount of cash proceeds from the offering includes $1,863,025 received to date as well as an additional $162,500 due upon the achievement of certain milestones as outlined in the Securities Purchase Agreement. The Notes are mandatorily convertible into shares of the Company’s common stock at the lesser of $0.25 per share or the price of a subsequent qualified offering. Holders of the Notes received four-year stock purchase warrants to purchase a quantity of shares of the Company’s common stock up to thirty-three percent (33%) of the number of shares of common stock into which the underlying Notes may be converted, at an exercise price of $0.30 per share. The transaction was led by Mark Standish, former Co-CEO of RBC Capital Markets, and other key current investors.

Jerrick CEO Jeremy Frommer commented, “Technology development and increasing revenue opportunities have enabled the company to raise capital at above market levels. This reflects the underlying value of our technology platform, Vocal, and the expertise of Jerrick’s management team. The balance sheet is in a strong position and revenue traction is being continuously validated. I am thankful for the continued support of a united shareholder base. We continue to anticipate delivering near-breakeven cashflows as we exit fiscal year 2019.”

About Jerrick:

Jerrick is a holding company that develops technology-based solutions designed to solve for challenges that have resulted from disruption and evolution within the broad media and content generation environment. Its flagship product Vocal is a long-form, digital publishing platform focused on supporting content creators by providing them with content management tools that are embedded within digital communities. Vocal is architected to enable targeted marketing of branded content and e-commerce opportunities embedded within long-form content. Vocal’s community sites are managed by a dedicated team, whose primary focus is on creating healthy communities and identifying monetization opportunities within them.

For more information please review our Investor Presentation: https://jerrickmedia.docsend.com/view/bhxtb5g

Forward-Looking Statements:

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release include statements related to the Offer, including the Expiration Time, and possible completion of the Offer. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

Investor Relations:

Chelsea Pullano

Jerrick Media Holdings, Inc.

201-258-3770

ir@jerrick.media